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                                   EXHIBIT 21

                        Subsidiaries of the Registrant

Name                                                      State of Incorporation
----                                                      ----------------------
First-Citizens Bank and Trust Company of South Carolina   South Carolina

Exchange Bank of South Carolina, Inc.                     South Carolina

FCB/SC Capital Trust I                                    Delaware



         Subsidiaries of First-Citizens Bank & Trust of South Carolina

Name                                                      State of Incorporation
----                                                      ----------------------
First Citizens Mortgage Corporation (Inactive)            South Carolina

Wateree Enterprises, Inc.                                 South Carolina

Congaree Investor Services                                South Carolina